ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          PRO TECH COMMUNICATIONS, INC.


A. The name of the corporation is Pro Tech Communications, Inc., a Florida corporation (the "Corporation").

B. The Amended and Restated Articles of Incorporation ("Articles of Incorporation") of the Corporation authorize the issuance of One Million (1,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and authorizes the board of directors ("Board of Directors") of the Corporation to designate any such series of Preferred Stock, to fix the number of shares of any such series of Preferred Stock, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.

C. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid and pursuant to Section 607.0602 of the Florida Business Corporation Act, has duly adopted and approved these Articles of Amendment to Articles of Incorporation ("Articles of Amendment") creating a Series B Convertible Preferred Stock issue of Preferred Stock before the issuance of any shares of that series.

D. The text of the amendment determining the terms of the Series B Convertible Preferred Stock of the Preferred Stock is set forth below:

     Section 1. Designation and Amount. There is hereby established a series of Preferred Stock designated as Series B Convertible Preferred Stock (the "Series B Preferred Shares") and the number of shares constituting the Series B Preferred Shares shall be Five Hundred (500). The Corporation will not authorize or issue any additional Series B Preferred Shares without the written consent of the holders of not less than ninety percent (90%) of the then outstanding Series B Preferred Shares.

     Section 2. Par Value, Stated Value and Accretion Rate. Each share of the Series B Preferred Shares shall have a par value of $0.01, and a stated value (face amount) of One Thousand Dollars ($1,000.00) (the "Stated Value"), with an accretion rate of four percent (4%) per annum on the Stated Value ("4% Accretion") for the purposes and on the terms set forth herein.

     Section 3. Dividends. Except as otherwise provided in Section 14 hereof, the Series B Preferred Shares shall not bear any dividends.

     Section 4. Preemptive Rights.

     (a) The Corporation hereby grants to each holder of the Series B Preferred Shares, so long as such holder shall own, of record or beneficially, at least fifty (50) shares of the Series B Preferred Shares, the right to purchase all or part of its pro rata share of New Securities (as defined below) which the Corporation, from time to time, proposes to issue and sell. Such holder's pro rata share, for purposes of this preemptive right (the "Preemptive Right"), is the ratio of (x) the number of shares of Common Stock (as defined below) which such holder of Series B Preferred Shares owns and has the right to acquire from the Corporation upon exercise of options or warrants then exercisable or upon conversion of convertible securities then outstanding to (y) the sum of the number shares of Common Stock then issued and outstanding and the number of shares of Common Stock issuable upon exercise of options or warrants then exercisable or upon conversion of any other convertible securities then issued and outstanding. The holders of Series B Preferred Shares who are entitled to a preemptive right hereunder shall have a right of over-allotment pursuant to this
Section 4 such that, to the extent any such holder does not exercise its or his Preemptive Right in full hereunder, such additional shares of New Securities which such holder did not purchase may be purchased by the other holders who have a Preemptive Right in proportion to the total number of shares of Common Stock which each such other holder owns or has the right to acquire from the Corporation compared to the total number of shares of Common Stock which all such other holders exercising their right of over-allotment own or have the right to acquire from the Corporation.

     (b) "New Securities" shall mean any capital stock of the Corporation whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock, issued on or after July 30, 2001; provided, that the term "New Securities" does not include (a) securities purchased or issued pursuant to the terms of the Securities Purchase and Supplemental Exchange Rights Agreement, dated as of July 30, 2001, by and among the Corporation, NCT Group, Inc., a Delaware corporation, and the initial holder of the Series B Preferred Shares (the "Securities Purchase Agreement"), including, but not limited to, the Series B Preferred Shares issued pursuant the Securities Purchase Agreement, the Warrants (as defined below), the Conversion Shares (as defined below), and the Warrant Shares (as defined below), (b) shares of Common Stock issuable upon exercise of stock awards granted pursuant to the Corporation's 1996 Stock Option Plan and 1998 Stock Option Plan, (c) shares of Common Stock issued pursuant to registered public offerings and (d) debt securities that are not, and will not become, directly or indirectly convertible into or exchangeable for capital stock.

     (c) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each holder of Series B Preferred Stock written notice of its intention, describing the type of New Securities and the price and the terms upon which the Corporation proposes to issue the same. Each such holder shall have ten (10) Trading Days (as defined in Section 5(b) herein), from the date of receipt of any such notice to agree to purchase up to such holder's pro-rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

     (d) In the event any holder of Series B Preferred Shares entitled to a Preemptive Right hereunder fails to exercise in full its Preemptive Right (after giving effect to the over-allotment provision of Section 4(a) hereof), the Corporation shall have ninety (90) days thereafter to sell the New Securities with respect to which such holder's option was not exercised, so long as such New Securities are first offered to any other holders with a Preemptive Right, at a price and upon terms no more favorable to the purchasers thereof than specified in the Corporation's notice to the holders pursuant to Section 4(c) hereof. To the extent the Corporation shall not issue or sell such New Securities in such 90-day period, the Corporation shall not thereafter issue or sell such New Securities without first again offering such securities in the manner provided above.

     Section 5. Holder's Conversion of Series B Preferred Shares. A holder of Series B Preferred Shares shall have the right, at such holder's option, to convert the Series B Preferred Shares into shares of the Corporation's common stock, par value $0.001 per share ("Common Stock"), on the following terms and conditions:

     (a) Conversion Right. Subject to the provisions of Sections 5(f) and 6(a) below, at any time or times after September 24, 2001, any holder of Series B Preferred Shares shall be entitled to convert any Series B Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 5(g) below) of Common Stock, at the Conversion Rate (as defined below);

     provided, however, that in no event other than upon a Mandatory Conversion pursuant to Section 5(f) hereof, or upon a Triggering Event pursuant to Section 7(c) hereof, shall any holder be entitled to convert Series B Preferred Shares in excess of that number of Series B Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion, provided that any holder can waive this provision as to himself with sixty-five (65) days prior written notice to the Corporation. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, unconverted Series B Preferred Shares beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this
Section 5(a),  beneficial  ownership  shall be  calculated  in  accordance  with
Section 13(d) of the Securities Exchange Act of 1934, as amended.

     (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series B Preferred Shares pursuant to Section 5(a) hereof shall be determined according to the following formula (the "Conversion Rate"):

                   Face Value =  Number of Shares of
                                 Conversion Price Common Stock

provided that the Corporation shall have the option to pay the 4% Accretion accrued on each Series B Preferred Share in either cash or cash equivalents. If the Corporation elects to pay the 4% Accretion accrued in cash or cash equivalents, the Conversion Rate shall be:

                   Stated Value =  Number of Shares of
                                   Conversion Price Common Stock

     For purposes of these Articles of Amendment, the following terms shall have the following meanings:

     (i) "Face Value" equals the Stated Value plus the 4% Accretion accrued on each share of Series B Preferred Stock;

     (ii) "Conversion Price" means, as of any date of determination, the lower of the Fixed Conversion Price (as defined below) and the Variable Conversion Price (as defined below);

     (iii)"Fixed Conversion Price" means $0.25, subject to any adjustments that may be required pursuant to Section 5(d) hereof;

     (iv) "Variable  Conversion  Price" means the amount obtained by multiplying
          0.8 by the lowest average of the average Closing Bid Price (as defined below) for the Common Stock for any five (5) consecutive Trading Days out of the fifteen (15) Trading Days preceding such relevant date, subject to any adjustments that may be required pursuant to Section 5(d) hereof and, thereafter, subject to any adjustment that may be required pursuant to Section 5(c) hereof;

     (v) "Closing Bid Price" means, for any security as of any date, the last closing bid price on the Nasdaq National Market System (the "Nasdaq-NM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Corporation (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period); and

     (vi) "Issuance Date" means the date of issuance of Series B Preferred Shares by the Corporation to the holder.

     (vii)"Trading Day" shall mean any day during which the Nasdaq National Market System shall be open for business.

     (c) Adjustment of Variable Conversion Price. If the Corporation, at any time while any Series B Preferred Shares are outstanding, shall issue any Common Stock Equivalent (as defined below) at an exercise price per share (the "Discount Price") for which shares of Common Stock may be issuable pursuant to such Common Stock Equivalent (the "Discounted Conversion Price") less than the Closing Bid Price then in effect, or if, after any such issuance of Common Stock Equivalents, the Discounted Conversion Price is amended or adjusted, and such price as so amended shall be less than the Closing Bid Price in effect at the time of such amendment, then such issuance shall be deemed to be at a Discount Price and the Variable Conversion Price for any conversion subsequent to such issuance shall be the lesser of (A) the Variable Conversion Price as determined in accordance with Section 5(b)(iv) or (B) the product of (x) the Discount Price and (y) 0.80. If more than one issuance of Common Stock Equivalents occurs at a Discount Price, the lowest of such Discount Prices shall apply to any adjustment to the Variable Conversion Price provided for in this Section 5.

     For purposes of these Articles of Amendment, the following terms shall have the following meanings:

          (i) "Additional Shares" means all shares of Common Stock issued by the Corporation after the date of issuance by the Corporation of any shares of Series B Preferred Stock to a holder.

          (ii) "Common Stock Equivalents" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of the Corporation, or any Convertible Security.

          (iii)"Convertible Security" mean evidences of indebtedness, shares of capital stock or other securities which are or may be at any time convertible into or exchangeable for Additional Shares.

          (iv) "Conversion Shares" mean the shares of Common Stock into which the Series B Preferred Shares are convertible.

          (v) "Required Effective Date" means that date which is one hundred twenty (120) days after the S-1 Filing Deadline.

          (vi) "Registrable Securities" mean (i) the Conversion Shares and (ii) the Warrant Shares and any shares of capital stock issued or issuable with respect to the Warrant Shares as a result of a stock split, stock dividend, recapitalization, exchange or similar event, which are registrable pursuant to the Registration Rights Agreement.

          (vii)"Registration Rights Agreement" means that Registration Rights Agreement, dated as of July 30, 2001, by and between the Corporation and the initial holder of the Series B Preferred Shares.

          (viii) "S-1 Filing Deadline" means that date which is sixty (60) days after July 30, 2001.

          (ix) "Warrant Shares" mean the shares of Common Stock which are purchasable upon the exercise of those certain warrants ("Warrants") issued by the Corporation to the initial holder of the Series B Preferred Shares pursuant to the Securities Purchase Agreement.

     (d) Adjustments of Conversion Price.

          (i) If (A) the Registration Statement (as defined in Section 8(a) below) covering the Registrable Securities is not effective by the Required Effective Date (a "Late Registration"), or (B) after the Registration Statement has been declared effective by the U.S. Securities Exchange Commission, the Corporation fails to maintain the effectiveness of the Registration Statement for a period exceeding fifteen (15) consecutive Trading Days or an aggregate period exceeding thirty (30) Trading Days in a calendar year during the three (3) years after the last day of the calendar month following the month in which the Registration Statement becomes effective (a period of ineffectiveness following each such period that the Corporation fails to maintain the effectiveness of the Registration Statement, an "Ineffective Period"), then the Conversion Price of the Series B Preferred Shares will be reduced by the Periodic Amount Percentage (as defined below) pursuant to this Section 5(d).

          (ii) The percentage (the "Periodic Amount Percentage") by which the Conversion Price applicable to the Series B Preferred Shares shall be reduced if the Registration Statement is not effective by Required Effective Date shall be determined as of each Computation Date (as defined below) for the period from the date following the Required Effective Date to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The percentage (the "Periodic Amount Percentage") by which the Conversion Price applicable to the Series B Preferred Shares shall be reduced for an Ineffective Period shall be determined as of each Computation Date (as defined below) for the period from the date following the date of commencement of the Ineffective Period to the first relevant Computation Date, and thereafter to each subsequent Computation Date.

          (iii)In connection with a Late Registration, the "Periodic Amount Percentage" means (A) one percent (1%; except that such amount shall be prorated on a daily basis if such Computation Date is less than thirty (30) days after the Required Effective Date) to the first Computation Date after the Required Effective Date and
               (B) two percent (2%) to each Computation Date thereafter. By way of illustration and not in limitation of the foregoing, if the Registration Statement is not declared effective until one hundred eighty-five (185) days after the S-1 Filing Deadline, the aggregate Periodic Amount Percentage will aggregate five percent (5%) (1% for days 121-150, plus 2% for days 151-180, plus 2% for days 181-185).

          (iv) In connection with an Ineffective Period, the "Periodic Amount Percentage" means (A) one percent (1%; except that such amount shall be prorated on a daily basis if such Computation Date is less than twenty (20) Trading Days after the commencement of the Ineffective Period) to the first Computation Date after the commencement of the Ineffective Period and (B) two percent (2%) to each Computation Date thereafter. By way of illustration and not in limitation of the foregoing, if the Registration Statement becomes ineffective on Trading Day 1 and is not effective again until Trading Day 75, then the Ineffective Period commences on Trading Day 16, terminates on Trading Day 75, and the aggregate Periodic Amount Percentage will aggregate five percent (5%) (1% for Trading Days 16-35, plus 2% for Trading Days 36-55, plus 2% for Trading Days 56-75). By way of further illustration and not in limitation of the foregoing, if the Registration Statement has been ineffective for an aggregate of thirty (30) Trading Days in a calendar year and is ineffective for an additional forty (40) Trading Days (not necessarily consecutive) in the same such calendar year, then the Ineffective Period commences on Trading Day 31, continues for each Trading Day during which the Registration Statement is ineffective during such calendar year, and the aggregate Periodic Amount Percentage will aggregate three percent (3%) (1% for Trading Days 31-50, plus 2% for Trading Days 51-75).

          (v) Each Periodic Amount Percentage will be applied to reduce the applicable percentage on the relevant formula for determining the Conversion Price on the Series B Preferred Shares. By way of example, and not in limitation of the foregoing, if the aggregate Periodic Amount Percentage is five percent (5%), assuming no prior Periodic Amount Percentages had been applied to the Conversion Price, (x) the Variable Conversion Price shall be reduced by an amount equal to 5% multiplied by the Variable Conversion Price, and (y) the Fixed Conversion Price shall be reduced by an amount equal to 5% multiplied by the Fixed Conversion Price. The Periodic Amount Percentage shall be applied as of each Computation Date, provided however, if there is more than one Computation Date, the Periodic Percentage Amount shall be applied on a cumulative basis.

          (vi) Notwithstanding the foregoing, the Periodic Amount Percentages pursuant to this provision shall not be applied in the event all of the Registrable Securities may be sold pursuant to Rule 144(k) or another available exemption under the Securities Act of 1933, as amended, without volume or other restrictions or limits.

          (vii)"Computation  Date," with respect to a Late  Registration,  means
               (A) the date which is the earlier of (1) thirty (30) days after the Required Effective Date, or (2) the date after the Required Effective Date on which the Registration Statement is declared effective, and (B) each date which is the earlier of (1) thirty
               (30) days after the previous Computation Date, or (2) the date after the previous Computation Date on which the Registration Statement is declared effective. "Computation Date," with respect to an Ineffective Period, means (A) the date which is the earlier of (1) twenty (20) Trading Days after the commencement of an Ineffective Period, (2) the date after the Ineffective Period terminates, or (B) each date which is the earlier of (1) twenty
               (20) Trading Days after the previous Computation Date, or (2) the date after the previous Computation Date on which the Ineffective Period terminates.

          (viii)Following any adjustment of the Conversion Price pursuant to the application of the Periodic Amount Percentage in accordance with the terms of this Section 5(d), such adjustment to the Conversion Price, once calculated, may not, other than by a change to the Variable Conversion Price in response to an increase or decrease of the Closing Bid Price of the Common Stock, be modified by the Corporation.

     (e) Mechanics of Conversion. Subject to the Corporation's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 8 below:

               (i) Holder's Delivery Requirements. To convert Series B Preferred Shares into full shares of Common Stock on any date (the "Conversion Date") in accordance with and subject to the terms and conditions set forth in this Section 5, the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Corporation at 3311 Industrial 25th Street, Fort Pierce, Florida 34946, facsimile number (561) 464-6644, and the Corporation's designated transfer agent (the "Transfer Agent"), if any, or other such address as the Corporation may designate in writing, and (B) surrender to a common carrier for delivery to the Corporation or the Transfer Agent as soon as practicable following such notice, the original certificates representing the Series B Preferred Shares, duly endorsed or accompanied by a duly executed assignment for cancellation, being converted (or an indemnification undertaking with respect to such certificates in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

               (ii) Corporation's Response. Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice (such date, the "Corporation's Receipt"), the Corporation or the Transfer Agent (as applicable) shall, within five (5) business days following the Corporation's Receipt, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, executed on behalf of the Corporation and registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled.

               (iii)Dispute  Resolution.  In the  case  of a  dispute  as to the determination of the Closing Bid Price or the arithmetic calculation of the Conversion Rate, the Corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of such holder's Conversion Notice. If such holder and the Corporation are unable to agree upon the determination of the Closing Bid Price or arithmetic calculation of the Conversion Rate within two (2) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Corporation shall within one (1) business day submit via facsimile (A) the disputed determination of the Closing Bid Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to an independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

               (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

               (v) Corporation's Failure to Timely Convert. If the Corporation shall fail to issue to a holder within seven (7) business days following the Corporation's Receipt, a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Series B Preferred Shares, in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 12(a) thereof), the Corporation shall pay additional damages to such holder on each day after the seventh (7th) business day following the Corporation's Receipt until the day delivery is effected, an amount equal to 1.0% of the product of (A) the number of shares of Common Stock not issued to the holder and to which such holder is entitled and (B) the Closing Bid Price of the Common Stock on the business day following the Corporation's Receipt.

     (f) Mandatory Conversion. If (i) the Registrable Securities have been registered for resale in the Registration Statement (as defined in Section 8(a) below), and such Registration Statement was or has been effective for no less than two years in the aggregate following the Required Effective Date, or the Registrable Securities may be sold pursuant to Rule 144(k) or another available exemption under the Securities Act of 1933, as amended, without volume or other restrictions or limits, and (ii) any Series B Preferred Shares remain outstanding on March 31, 2006, then all such Series B Preferred Shares shall be converted as of such date in accordance with this Section 5 as if the holders of such Series B Preferred Shares had given the Conversion Notice on March 31, 2006, and the Conversion Date had been fixed as of March 31, 2006, for all purposes of this Section 5, and all holders of Series B Preferred Shares shall thereupon and within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed or accompanied by a duly executed assignment for cancellation, to the Corporation or the Transfer Agent. No person shall thereafter have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 5.

     (g) Fractional Shares. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series B Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up or down to the nearest whole share.

     (h) Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series B Preferred Shares.

     Section 6. Corporation's Right to Redeem at its Election.

     (a) At any time the Closing Bid Price of the Corporation's Common Stock is less than $0.25 per share, as long as the Corporation has not received a Conversion Notice from the holder and has not breached any of the representations, warranties, and covenants contained herein or in any related agreements, the Corporation shall have the right, subject to the legal availability of funds to the Corporation for such redemption, in its sole discretion, to redeem ("Redemption at Corporation's Election"), from time to time, any or all of the Series B Preferred Shares; provided (i) the Corporation shall first provide five (5) days advance written notice as provided in subsection 6(a)(ii) below (which can be given any time on or after 80 days after the Issuance Date), and (ii) that the Corporation shall only be entitled to redeem Series B Preferred Shares having an aggregate Stated Value (as defined above) of at least Five Hundred Thousand Dollars ($500,000). If the Corporation elects to redeem some, but not all, of the Series B Preferred Shares, the Corporation shall redeem a pro rata amount from each holder of the Series B Preferred Shares. If the Corporation fails to complete a Redemption at Corporation's Election, the Corporation's right to this and any other such further redemption is forfeited.

               (i) Redemption Price At Corporation's Election. The "Redemption Price at Corporation's Election" (also referred to in this Section 6 as the "Redemption Price") shall be calculated as 135% of Stated Value of, and 100% of the unpaid 4% Accretion accrued on, the Series B Preferred Shares being redeemed pursuant to this Section 6(a).

               (ii) Mechanics  of  Redemption  at  Corporation's  Election.  The
                    Corporation shall effect each such redemption by giving five
                    (5) days prior written notice ("Notice of Redemption at Corporation's Election"), to (A) the holders of the Series B Preferred Shares selected for redemption at the address and facsimile number of such holder appearing in the Corporation's Series B Preferred Stock register and (B) the Transfer Agent, which Notice of Redemption at Corporation's Election shall be deemed to have been delivered three (3) business days after the Corporation's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption at Corporation's Election. Such Notice of Redemption at Corporation's Election shall indicate (i) the number of shares of Series B Preferred Stock that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Corporation's Election"), and (iii) the applicable Redemption Price At Corporation's Election. Notwithstanding the above, a holder may convert into Common Stock, prior to the close of business on the Date of Redemption at Corporation's Election, any Series B Preferred Shares which it is otherwise entitled to convert, including Series B Preferred Shares that have been selected for Redemption at Corporation's Election pursuant to this Section 6(a).

     (b) Corporation Must Have Immediately Available Funds or Credit Facilities. The Corporation shall not be entitled to send any Notice of Redemption at Corporation's Election and begin the redemption procedure under Section 6(a) hereof unless it has, subject to the legal availability of funds to the Corporation for such redemption:

               (i) the full amount of the Redemption Price in cash or cash equivalents, available in a demand or other immediately available account in a bank or similar financial institution; or

               (ii) immediately available credit facilities,  in the full amount of the Redemption Price with a bank or similar financial institution; or

               (iii)an agreement with a standby  underwriter willing to purchase from the Corporation a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemptions; or

               (iv) a combination of the items set forth in (i), (ii), and (iii)
                    above, aggregating the full amount of the Redemption Price.

     (c) Payment of Redemption Price. Each holder submitting Series B Preferred Shares being redeemed under this Section 6 shall send his Series B Preferred Share certificates to be redeemed to the Corporation or its Transfer Agent, and the Corporation shall pay the applicable Redemption Price, subject to the legal availability of funds to the Corporation for such redemption, to that holder within five (5) business days of the Date of Redemption at Corporation's Election.

     Section 7. Redemption at Option of Holders.

     (a) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series B Preferred Shares contained herein, after a Triggering Event (as defined below), the holders of Series B Preferred Shares shall have the right in accordance with Section 7(d) hereof, subject to Section 7(e) hereof, at the option of the holders of at least two-thirds (2/3) of the Series B Preferred Shares then outstanding, to require the Corporation to redeem all of the Series B Preferred Shares then outstanding at a price per Series B Preferred Share equal to the greater of (i) 125% of the Liquidation Value of such share, and (ii) the price calculated in accordance with the Redemption Rate as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open.

     (b) "Redemption Rate." The "Redemption Rate" shall, as of any date of determination, be equal to (i) the number of shares of Common Stock determined according to the Conversion Rate in effect as of such date as calculated pursuant to Section 5(b) hereof multiplied by (ii) the Closing Bid Price of the Common Stock on such date.

     (c) "Triggering Event." A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

               (i) the Corporation's notice to any holder of Series B Preferred Shares, including by way of public announcement, at any time, of its intention for any reason not to comply with requests for conversion of any Series B Preferred Shares to shares of Common Stock;

               (ii) the  Corporation's  failure to issue to a holder of Series B
                    Preferred Shares, within seven (7) business days following the Corporation's Receipt, a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Series B Preferred Shares; and

               (iii)if for any  reason the  Corporation  breaches  any  material representation or fails to perform or observe any covenant, agreement, or other provision contained herein or in the
                    Securities Purchase Agreement or the Registration Rights Agreement between the Corporation and the holders of the
                    Series B Preferred Shares (the "Registration Rights Agreement"), and such failure is not cured within sixty (60) days after the Corporation receives notice thereof from holders of at least fifty percent (50%) of the Series B Preferred Shares then outstanding ("Notice of Triggering Event"), of the occurrence thereof, and such failure has had, or is reasonably likely to have, a material adverse effect on (A) the financial condition, operating results, business, properties, or operations of the Corporation and its subsidiaries taken as a whole, taking into account any proceeds reasonably expected to be received by the Corporation or its subsidiaries in the foreseeable future from insurance policies or rights of indemnification or (B) the Series B Preferred Shares.

     (d) Mechanics of Redemption at Option of Holder Upon Triggering Event. Within one (1) day after receipt of a Notice of Triggering Event, the Corporation shall deliver written notice thereof via facsimile and overnight courier to each holder of Series B Preferred Shares. At any time after receipt of a Notice of Triggering Event, the holders of at least two-thirds (2/3) of the Series B Preferred Shares then outstanding may require the Corporation to redeem all of the Series B Preferred Shares then outstanding in accordance with Section 7(a) above by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Corporation, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Series B Preferred Shares that such holders are voting in favor of redemption, and (ii) the applicable redemption price, as calculated pursuant to Section 7(a) above.

     (e) Payment of Redemption Price. Upon the Corporation's receipt of such Notice(s) of Redemption at Option of Holder Upon Triggering Event from the holders of at least two-thirds (2/3) of the Series B Preferred Shares then outstanding, the Corporation shall immediately notify each holder by facsimile of the Corporation's receipt of such requisite notices necessary to affect a redemption. Each holder of Series B Preferred Shares shall thereafter promptly send such holder's Series B Preferred Share certificates, duly endorsed or accompanied by a duly executed assignment, to be redeemed to the Corporation or its Transfer Agent. The Corporation shall pay the applicable redemption price, as calculated pursuant to Section 7(a) above, in cash or cash equivalents to such holder within thirty (30) days after the Corporation's receipt of the requisite notices required to affect a redemption; provided that a holder's Series B Preferred Shares certificates shall have been so delivered to the Corporation or its Transfer Agent; provided further, that if the funds of the Corporation legally available for redemption of all of the Series B Preferred Shares are insufficient to redeem all of the Series B Preferred Shares, the Corporation shall use such funds which are legally available, if any, to redeem an amount from each holder of Series B Preferred Shares equal to such holder's pro rata amount (based on the number of Series B Preferred Shares held by such holder relative to the number of Series B Preferred Shares outstanding) of all Series B Preferred Shares being redeemed. If the Corporation shall fail to redeem all of the Series B Preferred Shares submitted for redemption, the applicable redemption price payable in respect of such unredeemed Series B Preferred Shares shall bear simple interest at the rate of 1% for the first month and a rate of 1.5% per month thereafter (prorated for partial months) until paid in full. Until the Corporation pays such unpaid applicable redemption price in full to each holder, holders of at least two-thirds (2/3) of the Series B Preferred Shares then outstanding, including shares of Series B Preferred Shares submitted for redemption pursuant to this Section 7 and for which the applicable redemption price has not been paid, shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Corporation to promptly return to each holder all of the Series B Preferred Shares that were submitted for redemption by such holder under this Section 7 and for which the applicable redemption price has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Void Optional Redemption Notice"). Upon the Corporation's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable redemption price to each holder, (i) the Notice(s) of Redemption at Option of Holder Upon Triggering Event shall be null and void with respect to those Series B Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid, (ii) the Corporation shall immediately return any Series B Preferred Share certificates submitted to the Corporation by each holder for redemption under this Section 7(e) and for which the applicable redemption price had not been paid, and (iii) the Conversion Rate in effect at such time and thereafter shall be reduced by a number equal to the product of (A) two and one-half percent (2.5%) and (B) the number of months (prorated on a daily basis for partial months) in the period beginning on the date on which the Notice(s) of Redemption at Option of Buyer Upon Triggering Event is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 5(e)(iii) above with the term "Notice of Redemption at Option of Buyer upon Triggering Event" being substituted for the term "Conversion Notice" and the term "Redemption Rate" being substituted for the term "Conversion Rate." If any holder cancels its request for redemption, the holder retains its right to future requests for redemptions at option of Buyer and retains its right to interest accrued on the cancelled redemption.

     Section 8. Inability to Fully Convert.

     (a) Holder's Option if Corporation Cannot Fully Convert. If at any time after (A) the earlier of (i) the date which is one year after the date a holder initially acquires Series B Preferred Shares, or (ii) the date that a registration statement (the "Registration Statement") covering the resale of the Common Stock issued upon conversion of the Series B Preferred Shares is declared effective by the U.S. Securities and Exchange Commission (the "SEC") (such date the "Registration Statement Effective Date"), and (B) the Corporation's receipt of a Conversion Notice with respect to such Series B Preferred Shares, the Corporation does not issue shares of Common Stock within five (5) business days of the time required in accordance with Section 5(e) hereof, for any reason or for no reason, including, without limitation, because the Corporation (x) does not have a sufficient number of shares of Common Stock authorized and available,
(y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its Securities, including without limitation The Nasdaq Stock Market, Inc. from issuing all of the Common Stock which is to be issued to a holder of Series B Preferred Shares pursuant to a Conversion Notice, or (z) fails to have a sufficient number of shares of Common Stock registered and eligible for resale under the Registration Statement, then the Corporation shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(e) above and, with respect to the unconverted Series B Preferred Shares, the holder, solely at such holder's option, can, in addition to any other remedies such holder may have hereunder, under the Securities Purchase Agreement (including indemnification under Section 12 thereof), under the Registration Rights Agreement, at law or in equity, elect to:

               (i) require the Corporation to redeem from such holder those Series B Preferred Shares for which the Corporation is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per Series B Preferred Share (the "Mandatory Redemption Price") equal to the greater of (x) 125% of the Liquidation Value (as defined in Section 12 below) of such share and (y) the Redemption Rate as of such Conversion Date;

               (ii) (ii) if the Corporation's  inability to fully convert Series
                    B Preferred Shares is pursuant to Section 8(a)(z) above, require the Corporation to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(e) above; or

               (iii)void its Conversion  Notice and retain or have returned,  as the case may be, the unconverted Series B Preferred Shares that were to be converted pursuant to such holder's Conversion Notice.

     (b) Mechanics of Fulfilling Holder's Election. The Corporation shall immediately send via facsimile to a holder of Series B Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Corporation's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Corporation is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series B Preferred Shares which cannot be converted, (iii) the applicable Mandatory Redemption Price, if any, and (iv) any limitation or prohibition on a redemption by the Corporation due to a lack of funds of the Corporation legally available for redemption. Such holder must within five (5) business days of receipt of such Inability to Fully Convert Notice, deliver written notice via facsimile to the Corporation ("Notice in Response to Inability to Convert") of its election pursuant to Section 8(a) above.

     (c) Payment of Mandatory Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 8(a) above, the Corporation shall pay the Mandatory Redemption Price, subject to the legal availability of funds to the Corporation for such redemption, in cash to such holder within fifteen
(15) business days of the Corporation's receipt of the holder's Notice in Response to Inability to Convert. If the Corporation shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 8(c), such unpaid amount shall bear simple interest at the rate of 1% for the first month and a rate of 1.5% per month thereafter (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Series B Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Series B Preferred Shares. Notwithstanding the foregoing, if the Corporation fails to pay the applicable Mandatory Redemption Price within such thirty business (30) days time period due to a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 5(e)(iii) above with the term "Notice in Response to Inability to Convert" being substituted for the term "Conversion Notice" and the term, "Redemption Rate" being substituted for the term "Conversion Rate."

     (d) Pro-rata Conversion and Redemption. In the event the Corporation receives a Conversion Notice from more than one holder of Series B Preferred Shares on the same day and the Corporation can convert and redeem some, but not all, of the Series B Preferred Shares pursuant to this Section 8, the Corporation shall convert and redeem from each holder of Series B Preferred Shares electing to have Series B Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Series B Preferred Shares held by such holder relative to the number of Series B Preferred Shares outstanding) of all Series B Preferred Shares being converted and redeemed at such time.

     Section 9. Reissuance of Certificates. In the event of a conversion or redemption pursuant to these Articles of Amendment of less than all of the Series B Preferred Shares represented by a particular Series B Preferred Share certificate, the Corporation shall promptly cause to be issued and delivered to the holder of such Series B Preferred Shares a Series B Preferred Share certificate representing the remaining Series B Preferred Shares which have not been so converted or redeemed.

     Section 10. Reservation of Shares. The Corporation shall, so long as any of the Series B Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, 140% of such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of the Series B Preferred Shares then issued and outstanding. Any Series B Preferred Shares returned to the Corporation by any holder pursuant to a conversion or redemption of such Series B Preferred Shares (the "Returned Series B Shares"), shall be cancelled by the Corporation, and such Returned Series B Shares may not be authorized for reissuance.

     Section 11. Voting Rights. Holders of Series B Preferred Shares shall have no voting rights, except as required by law, including but not limited to the Florida Business Corporation Act, and as expressly provided in these Articles of Amendment.

     Section 12. Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Series B Preferred Shares shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its shareholders (the "Preferred Funds"), after all amounts payable to the holders of the outstanding shares of the Corporation's Series A Convertible Preferred Stock as of July 30, 2001, and before any amount shall be paid to the holders of any of the capital stock of the Corporation of any class junior in rank to the Series B Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Corporation, an amount per Series B Preferred Share equal to the sum of (i) $1,000 and (ii) an amount equal to the product of (.04) (N/365) ($1,000) ("N" shall mean, for purposes of the foregoing equation, the number of calendar days which such Series B Preferred Share has been issued and outstanding since the date of issuance of such Series B Preferred Share by the Corporation) (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series B Preferred Shares and holders of shares of other classes or series of preferred stock of the Corporation that are of equal rank with the Series B Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series B Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Articles of Amendment as a percentage or the full amount of Preferred Funds payable to all holders of Series B Preferred Shares and Pari Passu Shares. The purchase or redemption by the Corporation of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution, or winding up of the Corporation. Neither the consolidation, statutory share exchange or merger of the Corporation with or into any other Person, nor the sale or transfer by the Corporation of all or substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution, or winding up of the Corporation. No holder of Series B Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein. For purposes of these Articles of Amendment, "Person" shall mean an individual, a limited liability company, a limited liability partnership, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     Section 13. Preferred Rank. Except for the shares of the Corporation's Series A Convertible Preferred Stock which are outstanding as of July 30, 2001, all shares of Series B Preferred Shares shall be of senior rank and all shares of Common Stock shall be of junior rank to all Series B Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Corporation. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series B Preferred Shares. Except for the shares of the Corporation's Series A Convertible Preferred Stock which are outstanding as of July 30, 2001, the Series B Preferred Shares shall be of greater rank than any series of Common or Preferred Stock hereinafter issued by the Corporation, except as otherwise provided herein. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series B Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. Except as provided in the preceding sentence, without the prior express written consent of the holders of not less than ninety percent (90%) of the then outstanding Series B Preferred Shares, the Corporation shall not hereafter authorize or make any amendment to the Corporation's Articles of Incorporation or Bylaws, or file any articles of amendment adopted by the board of directors with the Department of State of the State of Florida containing any provisions that would adversely affect or otherwise impair the rights or relative priority of the holders of the Series B Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. In the event of the merger, consolidation or statutory share exchange of the Corporation with or into another corporation, the Series B Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein.

     Section 14. Restriction on Dividends. If any Series B Preferred Shares are outstanding, without the prior express written consent of the holders of not less than fifty percent (50%) of the then outstanding Series B Preferred Shares, the Corporation shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock unless written notice thereof has been given to holders of the Series B Preferred Shares at least thirty (30) days prior to the earlier of (a) the record date taken for, or
(b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this Section 14 shall not prohibit the Corporation from declaring and paying a dividend in cash or cash equivalents with respect to the Common Stock so long as the Corporation: (i) pays simultaneously to each holder of Series B Preferred Shares an amount in cash or cash equivalents equal to the amount such holder would have received had all of such holder's Series B Preferred Shares been converted to Common Stock pursuant to Section 5 hereof one (1) business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series B Preferred Shares under
Section 14(a)(i) hereof, the Corporation has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Corporation or any of its subsidiaries since its most recent balance sheet, and (C) 125% of the amount payable to all holders of any shares of any class of preferred stock of the Corporation assuming a liquidation of the Corporation as of the date of its most recently available balance sheet.

     Section 15. Vote to Change the Terms of Series B Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than ninety percent (90%) of the then outstanding Series B Preferred Shares, shall be required for any change to these Articles of Amendment or the Corporation's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred Shares.

     Section 16. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificates representing the Series B Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series B Preferred Share certificate(s), the Corporation shall execute and deliver new Series B Preferred Share certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to reissue Series B Preferred Share certificates if the holder contemporaneously requests the Corporation to convert such Series B Preferred Shares into Common Stock.

     Section 17. Withholding Tax Obligations. The Corporation may withhold from any distribution (as such term is defined under applicable federal, state, local or foreign tax laws and regulations, "Distribution") in respect of any Series B Preferred Shares and pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to federal, state, local or foreign laws and regulations to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax"). The Corporation may reasonably condition the making of any non-cash Distribution in respect of any Series B Preferred Shares on the holder of such Series B Preferred Shares depositing with the Corporation an amount of cash sufficient to enable the Corporation to pay any Withholding Tax. Notwithstanding the foregoing or anything to the contrary, if any holder of Series B Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not required by applicable federal, state, local or foreign laws and regulations to pay any Withholding Tax with respect to a Distribution to that holder and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such non-cash Distribution in respect of any Series B Preferred Shares on the holder of such Series B Preferred Shares depositing with the Corporation any Withholding Tax with respect to such Distribution; provided, however, the Corporation may reasonably condition the making of any such Distribution in respect of any Series B Preferred Shares on the holder of such Series B Preferred Shares executing and delivering to the Corporation, at the election of the holder, either (i) if applicable, a properly completed Internal Revenue Service ("IRS") Form W-8 or other IRS form that is reasonably satisfactory to the Corporation, or (ii) an indemnification agreement in reasonably acceptable form, with respect to any federal, state, local or foreign tax liability, penalties and interest that may be imposed upon the Corporation by any foreign, state, local or foreign government as a result of the Corporation's failure to withhold in connection with such Distribution to such holder. The Corporation shall not be required to pay any additional damages set forth in Section 5(e)(v) of these Articles of Amendment if its failure to timely deliver any Conversion Shares results from the holder's failure to deposit any Withholding Tax hereunder or provide to the Corporation an executed indemnification agreement in the form reasonably satisfactory to the Corporation.

E. These Articles of Amendment were duly adopted pursuant to Section 607.1002 of the Florida Business Corporation Act by unanimous written consent of the Board of Directors of the Corporation on July 27, 2001. Shareholder approval of these Articles of Amendment was not required.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Articles of Incorporation to be signed by Rich Hennessey, its President, as of the 30th day of July, 2001.

                                    PRO TECH COMMUNICATIONS, INC.




                                    By: /s/ RICHARD HENNESSEY
                                        ---------------------
                                        Rich Hennessey, President

                                    EXHIBIT I

                          PRO TECH COMMUNICATIONS, INC.
                                CONVERSION NOTICE

     Reference is made to the Articles of Amendment to Articles of Incorporation of Pro Tech Communications, Inc. dated as of July 30, 2001 ("Articles of Amendment"). In accordance with and pursuant to the Articles of Amendment, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Shares"), of Pro Tech Communications, Inc., a Florida corporation (the "Corporation"), indicated below into shares of Common Stock, $0.001 par value per share (the "Common Stock"), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Series B Preferred Shares specified below as of the date specified below, based on the Conversion Rate as set forth in the Articles of Amendment.

     The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "Act"), or (ii) an opinion of counsel in form and content reasonably satisfactory to the Corporation that such sale is exempt from registration required by Section 5 of the Act.

                                    Date of Conversion:

                                    -----------------------------------------
                                    Number of Series B Preferred Shares to be converted:

                                    -----------------------------------------
                                    Stock certificate no(s). of Series B
                                    Preferred Shares to be converted:

                                    -----------------------------------------

Please confirm the following information:

                                    Conversion Price:

                                    -----------------------------------------

                                    Number of shares of Common Stock to be
                                    issued:

                                    -----------------------------------------

Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:

                                   Issue to:1
                                    ========================================

                                    Facsimile Number:
                                    ----------------------------------------

                                    Authorization:
                                    ----------------------------------------
                                    By:  ____________________________________
                                    Title: ___________________________________
                                    Dated: __________________________________



ACKNOWLEDGED AND AGREED:

PRO TECH COMMUNICATIONS, INC.

By: _____________________________
Name:___________________________
Title:____________________________
Date:____________________________


--------

1 If other than to the record holder of the Series B Preferred Shares, any applicable transfer tax must be paid by the undersigned.